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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      WHITE ELECTRONIC DESIGNS CORPORATION
               (Exact name of registrant as specified in charter)


         INDIANA                                              35-0905052
(State of incorporation                                    (I.R.S. Employer
    or organization)                                     Identification Number)

                            3601 E. University Drive
                             Phoenix, Arizona 85034
                     (Address of principal executive offices
                                    Zip Code)

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]


Securities to be registered pursuant to Section 12(b) of the Act:  NONE

Securities to be registered pursuant to Section 12(g) of the Act:

                                                      Name of Each Exchange
     Title of Each Class                               on Which Each Class
     to be so Registered                               is to be Registered
     -------------------                               -------------------

Common Stock, par value $.10 per share (1)            Nasdaq National Market (2)

(1) Common Stock previously registered under Section 12(b) of the Act.
(2) Common Stock previously listed on the American Stock Exchange.
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Item 1.

Description of Securities to be Registered.

The description of securities set forth under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 is hereby incorporated by reference.

Item 2.

Exhibits.

         3.1 Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 on Form 10-K filed December 24, 1998).

         3.2 Amended and Restated Code of Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form 10-K filed December 24, 1998).

         4.1 Rights Agreement, dated December 6, 1996, between Bowmar Instrument Corporation and American Stock Transfer and Trust Company, as Rights Agent (incorporated herein by reference to Exhibit 5C to the Current Report on Form 8-K filed on December 19, 1996).

         4.1A Amendment No. 1 to Rights Agreement, effective as of May 3, 1998 (incorporated herein by reference to Exhibit 4.3 to the Registration Statement on Form S-4, Registration No. 333-56565).

         4.2 Stock Certificate of White Electronic Designs Corporation (incorporated herein by reference to Exhibit 4.3 on Form 10-Q filed May 11, 2000).

                                    SIGNATURE

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 7, 2000.


                                      WHITE ELECTRONIC DESIGNS CORPORATION


                                    By:/S/ Hamid Shokrgozar
                                           Hamid Shokrgozar
                                           President and Chief Executive Officer